SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.    )
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SunAmerica Series Trust
(Name of Registrant as Specified in its Charter)
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AIG SunAmerica Asset Management Corp. SunAmerica Series Trust P.O. Box 54299 Los Angeles, California (800) 445-7862
September 14, 2007
Dear Contract Owner:
     You are receiving the enclosed Information Statement because you own interests in the Emerging Markets Portfolio and/or the International Growth and Income Portfolio (each a “Portfolio” and together the “Portfolios”) of SunAmerica Series Trust. The purpose of the Information Statement is to inform you that on May 7, 2007, the Board of Trustees approved a new subadvisory agreement (“New Subadvisory Agreement”) between AIG SunAmerica Asset Management Corp. (“SunAmerica”) and Putnam Investment Management, LLC (“Putnam”) with respect to the Portfolios. The New Subadvisory Agreement became effective on August 3, 2007, the acquisition date of Putnam by Great-West Lifeco, Inc., a subsidiary of Power Financial Corporation of Canada. The prior subadvisory agreement provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for its automatic termination upon a change in control of Putnam. The terms of the New Subadvisory Agreement do not differ from the prior subadvisory agreement with Putnam except for the effective date and the term of the New Subadvisory Agreement.
     As a matter of regulatory compliance, we are sending you this Information Statement, which describes the factors considered by the Board of Trustees, including the Trustees who not interested persons as defined by the 1940 Act, in approving the New Subadvisory Agreement.
      This document is for your information only and you are not required to take any action. Please don’t hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,
/s/ Vincent Marra

Vincent Marra
President
SunAmerica Series Trust

SUNAMERICA SERIES TRUST
Emerging Markets Portfolio
International Growth and Income Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT

     You have received this information statement because on July 31, 2007, you owned interests in the Emerging Markets Portfolio and/or International Growth and Income Portfolio (each a “Portfolio” and together the “Portfolios”) of SunAmerica Series Trust (“Trust”) within a variable annuity or variable life insurance contract (“Contract”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Portfolios’ Board of Trustees (the “Board”) to approve a new subadvisory agreement (“New Subadvisory Agreement”) with Putnam Investment Management, LLC (“Putnam”).
     The Portfolios were subadvised by Putnam prior to and after the effective date of the New Subadvisory Agreement. The prior subadvisory agreement (“Prior Subadvisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (“1940 Act”), for the automatic termination of the agreement upon a change in control of Putnam. Putnam was acquired by Great-West Lifeco, Inc. (“Great West”), a subsidiary of Power Financial Corporation of Canada (“Power Financial”), effective August 3, 2007 (the “Transaction”), which constituted a change in control of Putnam. The Board, including a majority of the Trustees who are not interested persons as defined in Section 2(a)(19) of the 1940 Act (“Independent Trustees”), approved the New Subadvisory Agreement for the Portfolios between AIG SunAmerica Asset Management Corp. (“SunAmerica”) and Putnam.
     The New Subadvisory Agreement is the same in all material respects as the Prior Subadvisory Agreement between Putnam and SunAmerica, except for the effective date and the term of the agreement.
     The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of the hiring of a new subadviser, the Trust must furnish the affected Portfolio’s shareholders the same information about a new subadviser or subadvisory agreement that would have been included in a proxy statement. This statement is being mailed on or about September 14, 2007, to all participants in a Contract who were invested in the Portfolios as of the close of business on July 31, 2007 (the “Record Date”).
We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.
The Adviser and its Responsibilities
     SunAmerica is an investment adviser registered with the SEC. Pursuant to an Investment Advisory and Management Agreement (the “Advisory Agreement”) with the Trust dated January 1, 1999, as amended from time to time, SunAmerica serves as the investment adviser of the Portfolios.
     SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to oversight by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     For the fiscal year ended January 31, 2007, SunAmerica received fees for advisory services rendered to (1) the Emerging Markets Portfolio in the amount of $2,704,111, or 1.11% of average daily net assets, and (2) the International Growth and Income Portfolio in the amount of $3,769,059, or 0.91% of average daily net assets. The Advisory Agreement was last approved by the Board on December 13, 2006.
     The Prior Subadvisory Agreement provided that: (i) Putnam shall manage the assets of the Portfolios, (ii) SunAmerica shall compensate Putnam for its services, (iii) Putnam is authorized to select the brokers or dealers to effect portfolio transactions for the Portfolios, and (iv) Putnam shall comply with the Portfolio’s investment policies and restrictions, with applicable law and with any applicable policies and procedures adopted by the Trustees. For the fiscal year ended January 31, 2007, SunAmerica paid subadvisory fees to Putnam with respect to (1) the Emerging Markets Portfolio in the amount of $1,974,364, or 0.81% of average daily net assets, and (2) the International Growth and Income Portfolio in the amount of $2,316,971, or 0.50% of average daily net assets. The Prior Subadvisory Agreement was last approved by the Board on December 13, 2006.
The Portfolios’ Investment Strategy
     The investment strategies of each Portfolio will not change.
Terms of the New Subadvisory Agreement
     The subadvisory fees for each Portfolio will not change. Other terms of the New Subadvisory Agreement will not change except for the effective date and the term.
     Effective Date: The New Subadvisory Agreement was approved by the Board, including a majority of the Independent Trustees, on May 7, 2007. The effective date of the New Subadvisory Agreement occurred on the close of the acquisition of Putnam by Great West, an indirect subsidiary of Power Financial, August 3, 2007. The Board will review the New Subadvisory Agreement within the next two years.
Board Considerations
     At a meeting held on May 7, 2007, the Board reviewed and discussed materials related to certain factors used in their consideration of whether to approve the New Subadvisory Agreement, including (1) the nature, extent and quality of services provided by Putnam; (2) the size and structure of the subadvisory fees charged in connection with Putnam’s management of the Portfolios, compared to subadvisory fee rates of a group of funds with similar investment objectives (the “Subadviser Expense Group/Universe”), as selected by an independent third-party provider of investment company data; (3) the terms of the New Subadvisory Agreement; (4) whether the Portfolios will benefit from possible economies of scale; and (5) information regarding Putnam’s compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of Putnam and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     The Board considered that the Prior Subadvisory Agreement with Putnam would terminate upon the closing date of the Transaction. At the meeting, representatives of Putnam provided information and commentary on the Transaction and responded to questions from the Trustees.
     The Board, including a majority of the Independent Trustees, were separately represented by counsel that is independent of SunAmerica and Putnam in connection with their consideration of approval of the New Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in an executive session during which such independent counsel provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Trustees considered the nature, quality and extent of services provided by Putnam. The Trustees noted that Putnam is responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolios. The Trustees reviewed Putnam’s history, structure, size and investment experience. The Trustees also considered the structure, size, and the financial strength of Power Financial and noted that the quality of services were not expected to change as a result of Putnam’s change of ownership. Putnam reported that it would maintain the size, visibility and the resources necessary to retain its investment professionals and that the Putnam portfolio managers that manage the Portfolios will continue to manage the Portfolios following the Transaction. The Trustees concluded that they were satisfied with the nature, quality and extent of the services provided by Putnam and that there was a reasonable basis on which to conclude that Putnam would continue to provide a high level of service to the Portfolios.
     Fees and Expenses. In connection with the Trustees’ review of the New Subadvisory Agreement, the Trustees received information regarding the Portfolios’ subadvisory fees compared against such expense ratios of funds in their respective Subadviser Expense Group/Universe. It was noted that with respect to subadvisory fees, SunAmerica negotiated the fees with Putnam at arms-length. The Trustees also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolios, and that subadvisory fees may vary widely within a Subadviser Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Trustees considered that the subadvisory fees paid to Putnam will not change as a result of the change of control. The Trustees concluded that the subadvisory fee rate for each Portfolio was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
     Investment Performance. The Trustees noted that the Transaction would not result in a change to the nature, quality or extent of services provided or in the subadvisory fees paid, and thus did not consider the investment performance of the Portfolios at that time. It was noted that the Trustees review the Portfolios’ performance on a quarterly basis.
     Profitability and Economies of Scale. In considering the profitability to Putnam in connection with its relationship with the Portfolios, the Trustees noted that the fees under the New Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the New Subadvisory Agreement and the fees thereunder at arm’s length. For each of the above reasons, the profitability to Putnam from its relationship with the Portfolios was determined not to be a material factor in the Trustees’ deliberations. For similar reasons, the Trustees did not consider the potential for a Portfolio to experience economies of scale from Putnam’s management of the Portfolios a material factor to their consideration of Putnam.
     Terms of New Subadvisory Agreement. The Trustees reviewed the terms of the New Subadvisory Agreement, including the duties and responsibilities undertaken by Putnam. It was noted that the terms of the New Subadvisory Agreement are identical to the Prior Subadvisory Agreement. The Trustees noted that the New Subadvisory Agreement provides that Putnam will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the New Subadvisory Agreement and concluded that the terms of the New Subadvisory Agreement are reasonable, fair and in the best interests of the Portfolios and their shareholders.
     Conclusions. In reaching their decision to recommend the approval of the New Subadvisory Agreement, the Trustees did not identify any single factor as being controlling, but based their recommendation on all of the factors it considered and each Trustee individually weighing the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that Putnam possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement.
Information about Putnam
     Founded in 1937, Putnam is an indirect, wholly-owned subsidiary of Power Financial. Putnam offers a full range of equity, fixed income, cash management and alternative investment products with strong representation in both retail and institutional channels, in the U.S. and in non-U.S. markets. As of June 30, 2007, the assets under management of the Putnam organization (including its subsidiaries) were $193 billion.
     Putnam is not affiliated with SunAmerica. No Trustee of the Trust has owned any securities, or has had any material interest in, or a material interest in a material transaction with Putnam or its affiliates since the beginning of the Portfolios’ most recent fiscal year.
     The following chart lists the principal executive officers and the directors of Putnam and their principal occupations. The address for each is 8th Floor, One Post Office Square, Boston, Massachusetts 02109.

Name	Position
Charles E. Haldeman, Jr.	President and CEO
Francis J. McNamara	Senior Managing Director and CLO
Amrit B. Kanwal	Senior Managing Director and CFO
Kevin M. Cronin	Senior Managing Director and Head of Investments
     Putnam is the investment adviser for other mutual funds that have investment objectives similar to the Portfolios. The name of the fund, together with the fund’s assets and the annual fees paid (as a percentage of average net assets) to Putnam for its services, are set forth below. Putnam did not waive or reimburse any portion of its advisory fee with respect to the Fund listed below.

Assets as of
		June 30, 2007	Advisory Fee Rate
	Portfolio Name	(millions)	(% of average daily net assets)
Emerging Markets Portfolio:

•	None	N/A	N/A

International Growth and Income Portfolio:
0.80% of first $500 million;
0.70% of next $500 million;
•	Putnam International Growth &	$1,037	0.65% of next $500 million;
	Income Portfolio		0.60% of next $5 billion;
0.575% of next $5 billion;
•	Putnam VT International Growth &	$460	0.555% of next $5 billion;
	Income Portfolio		0.54% of next $5 billion; and
0.53% thereafter.

(same fee for both funds)
Ownership of Shares
     As of the Record Date, all shares of the Portfolios were owned directly by the separate accounts of AIG SunAmerica Life Assurance Company (“ASLAC”), First SunAmerica Life Insurance Company (“FSLIC”) and the separate accounts of other affiliated life insurance companies (“Affiliated Life Companies”), as follows:

			Affiliated Life
	ASLAC	FSLIC	Companies
Emerging Markets Portfolio – Class 1 (9,320,224 shares)	94.42%	*	*
Emerging Markets Portfolio – Class 2 (1,377,742 shares)	100.00%	0.00%	0.00%
Emerging Markets Portfolio – Class 3 (6,462,426 shares)	94.27	5.73%	0.00%
International Growth and Income Portfolio – Class 1 (17,499,330 shares)	95.54%	*	*
International Growth and Income Portfolio – Class 2 (2,370,573 shares)	100.00%	0.00%	0.00%
International Growth and Income Portfolio – Class 3 (10,989,851 shares)	96.29%	*	0.00%

*	Represents less than 5% ownership.
     To SunAmerica’s knowledge, no person owned a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of either Portfolio as pf June 30. 2007. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of each Portfolio as of June 30, 2007.
Brokerage Commissions
     For the fiscal year ended January 31, 2007, neither Portfolio paid any brokerage commissions to affiliated broker/dealers.

Other Service Agreements
     Pursuant to a Service Plan, the Portfolios paid service and maintenance fees to ASLAC, FSLIC and Other Affiliated Insurance Companies, as follows:

	Class 1	Class 2	Class 3
	shares	Shares	Shares
Emerging Markets Portfolio	—	$34,799	$139,392
International Growth and Income Portfolio	—	$60,284	$202,245
     AIG SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio’s shares.
Shareholder Reports
     Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.
Shareholder Proposals
     The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori L. Gabert, Esq., Secretary of SunAmerica Series Trust, 2929 Allen Parkway, Houston, Texas 77019.
By Order of the Trustees,

/s/ Nori L. Gabert

Nori L. Gabert
Secretary
SunAmerica Series Trust
Dated: September 14, 2007

Exhibit A
SUBADVISORY AGREEMENT
     This SUBADVISORY AGREEMENT is dated as of August 3, 2007, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and PUTNAM INVESTMENT MANAGEMENT, LLC, a limited liability company organized pursuant to the laws of the State of Delaware (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish as delivered in writing to the Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust’s current prospectus and statement of additional information as delivered to the Subadviser, and (b) applicable laws and regulations.
     The Subadviser agrees that it will operate and manage the Portfolio set forth in Schedule A (1) in compliance with all applicable federal and state laws governing the Subadviser’s management of the Portfolio and investments; and (2) so as not to jeopardize either the treatment of the SunAmerica Series Trust variable annuity contracts issued by Variable Separate Account and FS Variable Separate Account (File Nos. 33-47473 and 33-85014, respectively; hereinafter “Contracts”), or such other variable annuity contracts established in the future, as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). Without limiting the foregoing, the Subadviser agrees to manage the Portfolio in compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) applicable state insurance laws; and (d) applicable federal and state securities, commodities and banking laws; provided that Adviser shall provide Subadviser with written direction as to the requirements of applicable state insurance laws and applicable federal and state banking laws. For purposes of the preceding sentence, disclosure in the Trust’s prospectus and/or statement of additional information of applicable state insurance laws and regulations and applicable federal and state banking laws and regulations shall constitute “written direction” thereof. The Adviser acknowledges and agrees that the Subadviser’s compliance with its obligations under this Agreement will be based, in part, on information supplied by the Adviser, or an agent thereof, as to each Portfolio, including but not limited to, portfolio security lot level realized and unrealized gain/loss allocation. The Adviser agrees that all such information will be supplied on a timely basis. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement. The Subadviser shall not have any responsibility for the administrative affairs of the Portfolio, including any responsibility for the calculation of the net asset value of the Portfolio’s shares or shareholder accounting services; provided, however, that the Subadviser shall, as requested from time to time by the Adviser, assist the Adviser in obtaining pricing information relating to the Portfolio’s investment securities.
     2. Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments of the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior day’s’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
     4. Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser’s cost.
     5. Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
     6. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
     7. Certain Records. While the Subadviser is not being engaged to serve as the Trust’s official record keeper, the Subadviser nevertheless hereby undertakes and agrees to maintain, in the form and for the period required by Section 204 of the Advisers Act and Rule 204-2 thereunder, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Subadviser pursuant to the requirements of Rule 204-2 under the Advisers Act. The Subadviser will also, in connection with the purchase and sale of securities for each Portfolio, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Portfolio. The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
     8. Reference to the Subadviser. The Adviser covenants as follows:
(a) The Adviser will (and will cause its affiliates (including the Trust) (each an “Affiliate”) to) use the name “Putnam Investment Management”, “Putnam Investments”, “Putnam” or any derivation thereof only for so long as this Agreement remains in effect. At such times as this Agreement is no longer in effect, the Adviser will, and will cause each Affiliate to, cease using any such name or any other name indicating that any Portfolio is advised by or otherwise connected to the Subadviser.
(b) It will not, and will cause its Affiliates to not, refer to the Subadviser or any Affiliate in any sales literature or promotional material except with the prior approval of the Subadviser. In the case of materials, such as the portfolio’s prospectus, required by law to be prepared, such approval shall not be unreasonably withheld.
(c) It will permit the Portfolios to be used as a funding vehicle only for insurance contracts issued by SunAmerica Inc. or any of its affiliates.
(d) It will not (and will cause it Affiliates to not) engage in marketing programs (written or otherwise) directed toward Putnam Capital Manager Annuity Contract (“PCM”) which directly solicit transfers from PCM to the Adviser’s products or those of its Affiliates. For purposes of the foregoing, general marketing efforts by SunAmerica Inc. and its affiliates shall not constitute a direct solicitation of PCM contract holders. The Adviser will not (and will cause its Affiliates to not) create or use marketing materials which provide direct comparisons between PCM and the Adviser’s products or those of any of its Affiliates. The Adviser, in connection with any exchange program, will not (and will cause its Affiliates to not) reimburse voluntarily, or enter into any contract or policy after the date hereof providing for the reimbursement of, any deferred sales charges to encourage the transfer of assets from PCM to the Adviser’s products or those of any Affiliate. For purposes hereof, the term “Affiliate” shall not be construed to include agents of SunAmerica Inc. or affiliates thereof, who are not employees of such entities.
     9. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust, any shareholder of the Trust or the Adviser for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any liability arising from the Subadviser’s conduct under this Agreement.
     (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling persons may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon (i) any wrongful act or material breach of this Agreement by the Subadviser resulting from Subadviser’s disabling conduct, or (ii) any untrue statement of a material fact in the Trust’s registration statement or omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if such statement or omission was made in reliance on information furnished by the Subadviser to use in such registration statement, provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.
     10. Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.
     11. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust. “”
     With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 60 days’ written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).
     This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.
     12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.
     14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
     15. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property” only shall be liable.
     16. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.
     17. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or self regulatory organizations, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or necessary for employees of the Subadviser to carry out its duties on behalf of the Portfolio(s) as contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.
     18. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	Putnam Investment Management, LLC
One Post Office Square
Boston, MA 02109
	Attention:	General Counsel

Adviser:	AIG SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
	Attention:	Gregory N. Bressler
Senior Vice President and
General Counsel

with a copy to:	AIG Retirement Services, Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
	Attention:	Mallary L. Reznik
Deputy General Counsel

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By: Name:	//s// PETER A. HARBECK Peter A. Harbeck
Title:	President and Chief Executive Officer

PUTNAM INVESTMENT MANAGEMENT, LLC

By: Name:	//s// MITCHELL FISHMAN Mitchell Fishman
Title:	Managing Director
SCHEDULE A

For
(as percentage of
average daily net assets of
Portfolio(s)	the Portfolio)
International Growth and Income	.65% on the first $150 million
.55% on the next $150 million
.45% over $300 million

Emerging Markets	.85% on the first $100 million
.80% on the next $100 million
.75% over $200 million